Exhibit 99.1

Ballantyne Strong, Inc. – Fiscal Year 2021 Fourth Quarter 2021 Results	Page 1 of 9

Ballantyne Strong Reports Fourth Quarter and Year End 2021 Operating Results

Charlotte, NC –March 24, 2022 – Ballantyne Strong, Inc. (NYSE American: BTN) (the “Company” or “Ballantyne Strong”) today announced operating results for the fourth quarter and full year ended December 31, 2021.

Operational Highlights for the Year Ended December 31, 2021

●	Net income of $0.99 per diluted share, $0.19 per diluted share from continuing operations,
●	Positive cash provided by operations of $2.0 million, $1.6 million from continuing operations,
●	Shareholders’ equity increased to $52 million from $27 million at December 31, 2020

●	Entertainment business returned to positive operating income and adjusted EBITDA as the cinema exhibition industry continues to rebound

○	Industry trends strengthening with unprecedented backlog of blockbuster releases slated for release
○	Strengthened relationships with industry leaders AMC, Cinemark, Marcus, IMAX and Cinionic
○	Delivered the world’s largest IMAX screen
○	Introduced the HGA ReAct screen, specially designed for the new generation of high-resolution laser projectors
○	Commenced plans to pursue an initial public offering and separate listing of the Entertainment business

●	Allocated additional capital to equity holdings and recognized valuation gains

○	Allocated $8.3 million to GreenFirst Forest Products Inc. (“GreenFirst”) in support of GreenFirst’s acquisition of the lumber assets of Rayonier Advanced Materials Inc. Ballantyne Strong now owns 15.3 million shares.
○	Allocated $2.4 million to FG Financial Group, Inc (“FGF”), increasing the Company’s holdings to 1.6 million shares.
○	Recognized an unrealized mark to market gain on equity holdings of $10.6 million.

●	Completed turn around and successful divestiture of Convergent operating segment

○	Sold Convergent for cash and promissory note totaling $23 million
○	Resulted in a realized gain of approximately $15 million

●	Strengthened the board of directors with the addition of Michael C. Mitchell and Larry G. Swets, Jr.

●	Following the close of 2021, in March 2022 announced the launch of Strong Studios with $9 million in minimum guarantees from projects planned to commence this summer.

“Our Entertainment business delivered a strong performance during 2021, particularly in the fourth quarter with revenues surging 68%,” commented Mark Roberson, Chief Executive Officer. “We are seeing a strong recovery in the theatrical exhibition industry and believe that the rebound is just getting started, given that the studios are planning for one of the busiest years ever in 2022. During COVID, we strengthened our position in the market by adding key resources, launching new products, and enhancing important relationships in the cinema business. Additionally, we continue to diversify the screen business with our immersive screen products gaining traction in military and aviation as well as amusement applications.”

“We increased our equity stakes in GreenFirst and FGF, and we sold Convergent in early 2021, capitalizing on our success in repositioning that business for profitability. Subsequent to year end 2021, in March 2022, we announced the launch of Strong Studios, adding production and content development capabilities that we believe will serve as a valuable new growth engine to our Entertainment business.”

Ballantyne Strong, Inc. – Fiscal Year 2021 Fourth Quarter 2021 Results	Page 2 of 9

Fourth Quarter 2021 Financial Review (Compared to Three Months Ended December 31, 2020)

●	Revenue increased 68.4% to $10.0 million from $6.0 million. The increase was primarily due to the continuing recovery in customer demand for screens products and technical services at Strong Entertainment as exhibitors more fully reopened and Hollywood studios began to accelerate the release content into the theatrical channels.

●	Gross profit was $2.1 million as compared with $2.2 million. Gross profit margins were 21.3% as compared to 37.3%. The decrease in gross profit margin was primarily due to product mix, as the current quarterly period included several large distribution orders at lower margins, whereas the prior year periods included a large screen order, which carries higher margins.

●	Loss from operations was $1.3 million as compared to $0.9 million. The change in operating loss, despite an increase in revenue, was due to changes in product mix as the current period revenue includes more lower margin distribution sales whereas the prior period included more higher margin screen sales.

●	Net loss from continuing operations was $0.4 million, or ($0.03) per basic and diluted share, as compared to a loss of $3.5 million, or ($0.23) per basic and diluted share in the three months ended December 31, 2020. The improvement in net loss from continuing operations was the result of unrealized gains on our equity holdings combined with more favorable equity method loss in the current period.

●	Adjusted EBITDA was ($0.7) million as compared to ($0.3) million in the three months ended December 31, 2020.

Full Year 2021 Financial Review (Compared to Full Year Ended December 31, 2020)

●	Revenue increased 25.7% to $27.0 million from $21.5 million in 2020. The increase was primarily due to the continuing recovery of the Strong Entertainment business from the impact of COVID-19 as demand increased for services, screen systems and equipment.

●	Gross profit increased 51.8% to $8.2 million compared to $5.4 million in 2020. As a percentage of revenue, gross profit increased to 30.4% during 2021 compared to 25.2% for 2020. Excluding the impact of employee retention credits, gross profit during the year ended December 31, 2021, gross margin would have been 25.7%, as compared with 25.2% in the prior year.

●	Loss from operations was $3.1 million in 2021 compared to $6.7 million during 2020. The improvement in operating loss was primarily due to improvements in the operating performance of the Strong Entertainment segment, combined with the benefit of employee retention credits and reductions in corporate overhead.

●	Net income from continuing operations was $3.4 million, or $0.19 per basic and diluted share, as compared to a net loss of $8.3 million, or ($0.56) per basic and diluted share for the year ended December 31, 2020. The improvement in net income was due to a combination of improved operating results from Strong Entertainment, gains arising from our equity holdings and lower corporate overhead costs. Including discontinued operations, net income was $17.9 million, or $0.99 per diluted share.

●	Adjusted EBITDA was ($2.7) million as compared to ($4.4) million for the year ended December 31, 2020.

Ballantyne Strong, Inc. – Fiscal Year 2021 Fourth Quarter 2021 Results	Page 3 of 9

Conference Call

A conference call to discuss the Company’s 2021 fourth-quarter and year-end financial results will be held on Thursday, March 24, 2022, at 5:00 pm Eastern Time. Interested parties can listen to the call via live webcast or by phone. To access the webcast, visit the Company’s website at ballantynestrong.com/investors or use following link: BTN Webcast Link. To access the conference call by phone, dial (877) 407-3982 (domestic) or (201) 493-6780 (international) and provide the operator with conference ID number: 13727935. Please access the webcast or dial in at least five minutes before the start of the call to register.

A replay of the webcast will be available following the conclusion of the live broadcast and accessible on the Company’s website at ballantynestrong.com/investors.

Use of Non-GAAP Measures

Ballantyne Strong prepares its consolidated financial statements in accordance with United States generally accepted accounting principles (“GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding Adjusted EBITDA (“Adjusted EBITDA”), which differs from the commonly used EBITDA (“EBITDA”). Adjusted EBITDA both adjusts net income (loss) to exclude income taxes, interest, and depreciation and amortization, and excludes discontinued operations, share-based compensation, impairment charges, equity method income (loss), fair value adjustments, severance, foreign currency transaction gains (losses), transactional gains and expenses, gains on insurance recoveries, certain tax credits and other cash and non-cash charges and gains.

EBITDA and Adjusted EBITDA are not measures of performance defined in accordance with GAAP. However, Adjusted EBITDA is used internally in planning and evaluating the Company’s operating performance. Accordingly, management believes that disclosure of these metrics offers investors, bankers and other stakeholders an additional view of the Company’s operations that, when coupled with the GAAP results, provides a more complete understanding of the Company’s financial results.

EBITDA and Adjusted EBITDA should not be considered as an alternative to net income (loss) or to net cash from operating activities as measures of operating results or liquidity. The Company’s calculation of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures used by other companies, and the measures exclude financial information that some may consider important in evaluating the Company’s performance.

EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of the Company’s results as reported under GAAP. Some of these limitations are: (i) they do not reflect the Company’s cash expenditures, or future requirements for capital expenditures or contractual commitments, (ii) they do not reflect changes in, or cash requirements for, the Company’s working capital needs, (iii) EBITDA and Adjusted EBITDA do not reflect interest expense, or the cash requirements necessary to service interest or principal payments, on the Company’s debt, (iv) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements, (v) they do not adjust for all non-cash income or expense items that are reflected in the Company’s statements of cash flows, (vi) they do not reflect the impact of earnings or charges resulting from matters management considers not to be indicative of the Company’s ongoing operations, and (vii) other companies in the Company’s industry may calculate these measures differently than the Company does, limiting their usefulness as comparative measures.

Management believes EBITDA and Adjusted EBITDA facilitate operating performance comparisons from period to period by isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. These potential differences may be caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting relative depreciation expense). The Company also presents EBITDA and Adjusted EBITDA because (i) management believes these measures are frequently used by securities analysts, investors and other interested parties to evaluate companies in the Company’s industry, (ii) management believes investors will find these measures useful in assessing the Company’s ability to service or incur indebtedness, and (iii) management uses EBITDA and Adjusted EBITDA internally as benchmarks to evaluate the Company’s operating performance or compare the Company’s performance to that of its competitors.

For further information, please refer to Ballantyne Strong, Inc.’s Annual Report on Form 10-K to be filed with the Securities and Exchange Commission (“SEC”) on or around March 24, 2022 available online at www.sec.gov.

Ballantyne Strong, Inc. – Fiscal Year 2021 Fourth Quarter 2021 Results	Page 4 of 9

About Ballantyne Strong, Inc.

Ballantyne Strong, Inc. (www.ballantynestrong.com) is a diversified holding company with operations and holdings across a broad range of industries. The Company’s Strong Entertainment segment is the largest premium screen supplier in North America, provides technical support services and related products and services to the cinema exhibition industry, and recently launched its studio operations to produce content for streaming and other entertainment outlets. Ballantyne Strong holds equity stakes in Firefly Systems, Inc., GreenFirst Forest Products Inc. (TSX: GFP), and FG Financial Group, Inc. (Nasdaq: FGF), as well as real estate through its Digital Ignition operating business.

Forward-Looking Statements

In addition to the historical information included herein, this press release includes forward-looking statements, such as management’s expectations regarding its portfolio companies, the Company’s intent to pursue an initial public offering and separate listing of its Entertainment business, as well as future sales, the impact, length and severity of the COVID-19 pandemic, general economic recovery from the effects of the COVID-19 pandemic, and the adequacy of the actions taken in response to the pandemic, which involve a number of risks and uncertainties, including but not limited to those discussed in the “Risk Factors” section contained in Item 1A in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 to be filed with the SEC on or around March 24, 2022, and the following risks and uncertainties: the negative impact that the COVID-19 pandemic has already had, and may continue to have, on the Company’s business and financial condition; the impact on the global economy and supply chains of the ongoing military conflict in Ukraine and the sanctions related thereto; the Company’s ability to maintain and expand its revenue streams to compensate for the lower demand for the Company’s digital cinema products and installation services; potential interruptions of supplier relationships or higher prices charged by suppliers; the Company’s ability to successfully compete and introduce enhancements and new features that achieve market acceptance and that keep pace with technological developments; the Company’s ability to successfully execute its capital allocation strategy or achieve the returns it expects from these investments; the Company’s ability to maintain its brand and reputation and retain or replace its significant customers; challenges associated with the Company’s long sales cycles; the impact of a challenging global economic environment or a downturn in the markets (such as the current economic disruption and market volatility generated by the ongoing COVID-19 pandemic and ongoing military conflict in Ukraine and related sanctions); economic and political risks of selling products in foreign countries (including tariffs); risks of non-compliance with U.S. and foreign laws and regulations, potential sales tax collections and claims for uncollected amounts; cybersecurity risks and risks of damage and interruptions of information technology systems; the Company’s ability to retain key members of management and successfully integrate new executives; the Company’s ability to complete acquisitions, strategic investments, entry into new lines of business, divestitures, mergers or other transactions on acceptable terms, or at all; the impact of the COVID-19 pandemic on the Company’s portfolio companies; the Company’s ability to utilize or assert its intellectual property rights, the impact of natural disasters and other catastrophic events (such as the ongoing COVID-19 pandemic and ongoing military conflict in Ukraine and related sanctions); the adequacy of insurance; the impact of having a controlling stockholder and vulnerability to fluctuation in the Company’s stock price. Given the risks and uncertainties, readers should not place undue reliance on any forward-looking statement and should recognize that the statements are predictions of future results which may not occur as anticipated. Many of the risks listed above have been, and may further be, exacerbated by the ongoing COVID-19 pandemic, its impact on the cinema and entertainment industry, and the worsening economic environment. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the risks and uncertainties described herein, as well as others not now anticipated. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such factors on the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Except where required by law, the Company assumes no obligation to update, withdraw or revise any forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.

For Investor Relations Inquiries:

Mark Roberson	John Nesbett / Jennifer Belodeau
Ballantyne Strong, Inc. - Chief Executive Officer	IMS Investor Relations
704-994-8279	203-972-9200
IR@btn-inc.com	jnesbett@institutionalms.com

Ballantyne Strong, Inc. – Fiscal Year 2021 Fourth Quarter 2021 Results	Page 5 of 9

Ballantyne Strong, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except par values)

	December 31, 2021	December 31, 2020

Assets
Current assets:
Cash and cash equivalents	$8,731	$4,435
Restricted cash	150	352
Accounts receivable, net	4,631	5,558
Inventories, net	3,271	2,264
Current assets of discontinued operations	-	3,748
Other current assets	4,992	1,452
Total current assets	21,775	17,809
Property, plant and equipment, net	6,226	5,524
Operating lease right-of-use assets	3,975	4,304
Finance lease right-of-use assets	-	4
Note receivable, net of current portion	1,667	-
Equity holdings	41,133	20,167
Intangible assets, net	69	353
Goodwill	942	938
Long-term assets of discontinued operations	-	6,372
Other assets	22	28
Total assets	$75,809	$55,499

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,245	$2,717
Accrued expenses	2,994	2,182
Short-term debt	2,998	3,299
Current portion of long-term debt	23	-
Current portion of operating lease obligations	577	619
Current portion of finance lease obligations	-	1,015
Deferred revenue and customer deposits	3,292	2,404
Current liabilities of discontinued operations	-	3,901
Total current liabilities	14,129	16,137
Operating lease obligations, net of current portion	3,586	3,817
Finance lease obligations, net of current portion	-	1,091
Long-term debt, net of current portion	105	-
Deferred income taxes	5,594	3,099
Long-term liabilities of discontinued operations	-	4,066
Other long-term liabilities	118	223
Total liabilities	23,532	28,433

Stockholders’ equity:
Preferred stock	-	-
Common stock	213	176
Additional paid-in capital	50,807	43,713
Retained earnings	23,591	5,654
Treasury stock	(18,586)	(18,586)
Accumulated other comprehensive loss	(3,748)	(3,891)
Total stockholders’ equity	52,277	27,066
Total liabilities and stockholders’ equity	$75,809	$55,499

Ballantyne Strong, Inc. – Fiscal Year 2021 Fourth Quarter 2021 Results	Page 6 of 9

Ballantyne Strong, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
Net product sales	$7,820	$4,617	$19,631	$15,987
Net service revenues	2,229	1,350	7,399	5,513
Total net revenues	10,049	5,967	27,030	21,500
Cost of products sold	6,247	2,693	14,078	10,980
Cost of services	1,664	1,046	4,742	5,111
Total cost of revenues	7,911	3,739	18,820	16,091
Gross profit	2,138	2,228	8,210	5,409
Selling and administrative expenses:
Selling	625	413	1,783	1,656
Administrative	2,753	2,677	9,527	10,379
Total selling and administrative expenses	3,378	3,090	11,310	12,035
Loss on disposal of assets	(38)	(40)	(38)	(58)
Loss from operations	(1,278)	(902)	(3,138)	(6,684)
Other income (expense):
Interest income	21	-	75	-
Interest expense	(24)	(97)	(308)	(462)
Foreign currency transaction loss	(10)	(343)	(67)	(292)
Unrealized gain on equity holdings	2,208	-	10,584	-
Other (expense) income, net	(15)	236	1,832	3,108
Total other income (loss)	2,180	(204)	12,116	2,354
Income (loss) from continuing operations before income taxes and equity method holding loss	902	(1,106)	8,978	(4,330)
Income tax expense	(448)	(262)	(3,236)	(1,258)
Equity method holding loss	(903)	(2,098)	(2,371)	(2,677)
Net (loss) income from continuing operations	(449)	(3,466)	3,371	(8,265)
Net (loss) income from discontinued operations	(83)	1,649	14,566	7,918
Net (loss) income	$(532)	$(1,817)	$17,937	$(347)

Basic net income (loss) per share
Continuing operations	$(0.03)	$(0.23)	$0.19	$(0.56)
Discontinued operations	-	0.11	0.81	0.54
Basic and diluted net income per share	$(0.03)	$(0.12)	$1.00	$(0.02)

Diluted net income (loss) per share
Continuing operations	$(0.03)	$(0.23)	$0.19	$(0.56)
Discontinued operations	-	0.11	0.80	0.54
Diluted net income per share	$(0.03)	$(0.12)	$0.99	$(0.02)

Ballantyne Strong, Inc. – Fiscal Year 2021 Fourth Quarter 2021 Results	Page 7 of 9

Ballantyne Strong, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Years Ended December 31,
	2021	2020
Cash flows from operating activities:
Net income (loss) from continuing operations	$3,371	$(8,265)
Adjustments to reconcile net loss from continuing operations to net cash used in operating activities:
(Recovery of) provision for doubtful accounts	(263)	592
Provision for obsolete inventory	95	151
Provision for (benefit from) warranty	140	(26)
Depreciation and amortization	1,306	1,051
Amortization and accretion of operating leases	828	921
Equity method holding loss	2,371	2,677
Unrealized gain on equity holdings	(10,584)	-
Loss on disposal of assets	38	58
Gain on business interruption claim settlement	-	(808)
Deferred income taxes	2,511	374
Stock-based compensation expense	892	1,136
Changes in operating assets and liabilities:
Accounts receivable	1,126	1,465
Inventories	(1,095)	26
Current income taxes	38	201
Other assets	(2,072)	155
Accounts payable and accrued expenses	2,095	103
Deferred revenue and customer deposits	1,637	(14)
Operating lease obligations	(822)	(933)
Net cash provided by (used in) operating activities from continuing operations	1,612	(1,136)
Net cash provided by operating activities from discontinued operations	427	8,004
Net cash provided by operating activities	2,039	6,868

Cash flows from investing activities:
Capital expenditures	$(1,527)	$(545)
Exercise of GreenFirst Forest Products, Inc. rights	(9,981)	-
Exercise of FG Financial Group, Inc. rights	(2,400)	-
Purchase of Firefly Systems, Inc. preferred shares	-	(4,000)
Net cash used in investing activities from continuing operations	(13,908)	(4,545)
Net cash provided by (used in) investing activities from discontinued operations	12,761	(333)
Net cash used in investing activities	(1,147)	(4,878)

Cash flows from financing activities:
Proceeds from issuance of short-term debt	-	668
Principal payments on short-term debt	(728)	(512)
Proceeds from stock issuance, net of costs	6,310	-
Payments of withholding taxes related to net share settlement of equity awards	(80)	(10)
Proceeds from borrowing under credit facility	-	5,158
Repayment of borrowing under credit facility	-	(5,158)
Proceeds from Paycheck Protection Program Loan	-	3,174
Repayment of Paycheck Protection Program Loan	-	(3,174)
Deferred stock issuance costs	-	(443)
Proceeds from exercise of stock options	9	-
Payments on capital lease obligations	(2,106)	(896)
Net cash provided by (used in) financing activities from continuing operations	3,405	(1,193)
Net cash used in financing activities from discontinued operations	(155)	(1,421)
Net cash provided by (used in) financing activities	3,250	(2,614)
Effect of exchange rate changes on cash and cash equivalents	(48)	109
Net decrease in cash and cash equivalents and restricted cash from continuing operations	(8,939)	(6,765)
Net increase in cash and cash equivalents and restricted cash from discontinued operations	13,033	6,250
Net increase(decrease) in cash and cash equivalents and restricted cash	4,094	(515)
Cash and cash equivalents and restricted cash at beginning of year	4,787	5,302
Cash and cash equivalents and restricted cash at end of year	$8,881	$4,787

Ballantyne Strong, Inc. – Fiscal Year 2021 Fourth Quarter 2021 Results	Page 8 of 9

Ballantyne Strong, Inc. and Subsidiaries

Summary by Business Segments

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020

Strong Entertainment
Revenue	$9,766	$5,587	$25,887	$20,629
Gross profit	1,855	1,877	7,283	4,646
Operating income	61	896	2,211	2
Adjusted EBITDA	189	1,035	1,245	898

Corporate and Other
Revenue	$283	$380	$1,143	$871
Gross profit	283	351	927	763
Operating loss	(1,339)	(1,798)	(5,349)	(6,686)
Adjusted EBITDA	(913)	(1,285)	(3,957)	(5,251)

Consolidated
Revenue	$10,049	$5,967	$27,030	$21,500
Gross profit	$2,138	$2,228	$8,210	$5,409
Operating loss	$(1,278)	$(902)	$(3,138)	$(6,684)
Adjusted EBITDA	$(724)	$(250)	$(2,712)	$(4,353)

Ballantyne Strong, Inc. – Fiscal Year 2021 Fourth Quarter 2021 Results	Page 9 of 9

Ballantyne Strong, Inc. and Subsidiaries

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(In thousands)

(Unaudited)

	Quarters Ended December 31,
	2021				2020
	Strong Entertainment	Corporate and Other	Discontinued Operations	Consolidated	Strong Entertainment	Corporate and Other	Discontinued Operations	Consolidated
Net income (loss)	$773	$(1,222)	$(83)	$(532)	$401	$(3,867)	$1,649	$(1,817)
Net (loss) income from discontinued operations	-	-	83	83	-	-	(1,649)	(1,649)
Net income ( loss) from continuing operations	773	(1,222)	-	(449)	401	(3,867)	-	(3,466)
Interest expense (income), net	23	(20)	-	3	22	75	-	97
Income tax expense	350	98	-	448	222	40	-	262
Depreciation and amortization	223	103	-	326	183	39	-	222
EBITDA	1,369	(1,041)	-	328	828	(3,713)	-	(2,885)
Stock-based compensation expense	-	205	-	205	-	412	-	412
Equity method holding loss	-	903	-	903	89	2,009	-	2,098
Unrealized gain on equity holdings	(1,190)	(1,018)	-	(2,208)	-	-	-	-
Loss on disposal of assets	-	38	-	38	33	7		40
Foreign currency transaction loss	10	-	-	10	343	-	-	343
Gain on property and casualty insurance recoveries	-	-	-	-	(258)	-	-	(258)
Adjusted EBITDA	$189	$(913)	$-	$(724)	$1,035	$(1,285)	$-	$(250)

	Years Ended December 31,
	2021				2020

	Strong Entertainment	Corporate and Other	Discontinued Operations	Consolidated	Strong Entertainment	Corporate and Other	Discontinued Operations	Consolidated
Net income (loss)	$8,492	$(5,121)	$14,566	$17,937	$1,319	$(9,584)	$7,918	$(347)
Net (loss) income from discontinued operations	-	-	(14,566)	(14,566)	-	-	(7,918)	(7,918)
Net income (loss) from continuing operations	8,492	(5,121)	-	3,371	1,319	(9,584)	-	(8,265)
Interest expense, net	107	126	-	233	112	350	-	462
Income tax expense	2,755	481	-	3,236	1,075	183	-	1,258
Depreciation and amortization	910	401	-	1,311	870	181	-	1,051
EBITDA	12,264	(4,113)	-	8,151	3,376	(8,870)	-	(5,494)
Stock-based compensation expense	-	892	-	892	-	1,136	-	1,136
Equity method holding loss	1,150	1,221	-	2,371	226	2,451	-	2,677
Employee retention credit	(1,576)	(336)	-	(1,912)	-	-	-	-
Realized gain on equity holdings	(1,689)	-	-	(1,689)	-	-	-	-
Unrealized gain on equity holdings	(8,838)	(1,746)	-	(10,584)	-	-	-	-
Loss on disposal of assets	-	38	-	38	33	25		58
Foreign currency transaction loss	67	-	-	67	292	-	-	292
Gain on property and casualty insurance recoveries	(148)	-	-	(148)	(3,107)	-	-	(3,107)
Severance and other	15	87	-	102	78	7	-	85
Adjusted EBITDA	$1,245	$(3,957)	$-	$(2,712)	$898	$(5,251)	$-	$(4,353)